Tigress Financial Partners

Member FINRA & SIPC

June 26, 2013

Joseph L. DuRant

Chief Executive Officer

Cirque Energy, Inc.

243 West Congress

Detroit, Michigan 48226

Dear Mr. Durant:

This letter agreement (this “Agreement”) confirms our mutual understanding concerning the retention by Cirque Energy, Inc., its affiliates, subsidiaries and other related entities (“Cirque Energy”, “you” or “the Company”) of Tigress Financial Partners LLC (“Tigress”, “we” or “us”) to act as your exclusive agent in connection with a possible private placement transaction (the “Transaction”) of the Company’s debt, equity or preferred equity securities (collectively referred to herein as the “Securities”).

I.	Scope of the Engagement.

In connection with a Transaction and subject to the procedures, terms and conditions set forth on Schedule I attached hereto, we will contact potential Investors, assist in the negotiation and the structuring of such Transaction, assist in the preparation of a private placement memorandum and/or other related materials (the “Offering Materials”) and provide related services to facilitate the closing of such Transaction (the “Closing”).

The Company acknowledges that Tigress is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Tigress shall have no responsibility or liability to the Company with respect thereto.

II.	Responsibility for Disclosure.

In connection with this Agreement, you will furnish or cause to be furnished to us such current and historical financial information and other information regarding the business of the Company as we may reasonably request, and we may rely thereon without independent investigation. You represent and warrant to us that all of such information will be accurate and complete when furnished, and you agree to keep us advised of all material developments affecting the Company or its financial position. You also agree to use all reasonable efforts to cause an Investor to provide us with such information concerning such person or entity as we deem necessary for our financial review and analysis.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

III.	Confidentiality.

We agree that we will not use the “Confidential Information” (as defined below) for any purpose except as described herein and that such Confidential Information will be kept confidential by Tigress and its agents; provided, however, that: (a) any such Confidential Information may be disclosed to Tigress’s directors, officers, employees and representatives who need to know such information for the purpose described in this Agreement (it being agreed that such directors, officers, employees, and representatives shall be informed by Tigress of the confidential nature of such information and shall be required by Tigress to treat such information confidentially and Tigress will remain responsible for any failure to do so); (b) any disclosure of such Confidential Information may be made to which the Company consents in writing, and (c) any of such Confidential Information may be disclosed if Tigress is required to disclose it by legal or administrative process or for other appropriate legal reasons (including without limitation as required pursuant to government or quasi-government statute or regulation, in response to oral questions, subpoena or interrogatories in any legal, administrative, governmental or quasi-governmental proceeding or action, requests for information or documents in legally required governmental or quasi-governmental filings, civil investigative demands or other similar processes). The term “Confidential Information” means all Information except such information that: (i) is or becomes publicly available or available to a knowledgeable person in the Company’s industry other than as a result of disclosure by Tigress’s agents, representatives or employees; (ii) was known by Tigress prior to its disclosure to Tigress; or (iii) is or becomes available to Tigress on a nonconfidential basis from a source other than the Company or its agents which is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the Company.

IV.	Advisory Fees and Expenses.

In consideration of our services, you agree to pay us the following fees:

a.	Cash Advisory Fee. The Company shall pay Tigress for its role as financial advisor, introducing the Investors, assisting with the preparation of the Offering Materials and all other services provided by Tigress in connection therewith, an amount equal to 10% of the proceeds from the sale of the Securities, pursuant to the purchase agreements in cash. The above referenced Advisory Fee is to be paid at the Closing, by wire transfer in immediately available funds, for the sale of Securities.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

b.	Retainer Fee. The company shall pay Tigress a one-time retainer fee of $20,000 (the “Retainer Fee”) by wire or check within ten days of the consummation of this agreement. The fee will be credited against the Advisory Fee above upon the Closing of the Transaction.

c.	Conversion Right & Warrants. Tigress will have the right to convert up to one-half (1/2) of its Cash Advisory Fee into Securities on the same terms as Securities sold under the purchase agreements at Closing. The price of the Securities shall be equal to the purchase price of Securities purchased by the Investors in the Transaction (as adjusted for any stock splits, stock dividends, recapitalizations and the like).

The Company will issue to Tigress, for nominal consideration, warrants (“Agent’s Warrants”) allowing Tigress to purchase ten percent (10%) of the gross number of Shares sold at the Closing. Each Agent’s Warrant is exercisable at the same price at which the Investors are purchasing their Securities, and shall provide the holder thereof with a cashless exercise right, and shall be exercisable until the date that is three (3) years after the date of the Closing for which such Agent’s Warrant was issued.

d.	Expenses. Regardless of whether any Transaction is completed, you agree to reimburse us, and Tigress will separately invoice and bill on a monthly basis, for all of the expenses we incur in connection with this Agreement. Generally these expenses will include travel costs, document production and other similar expenses, and will also include the fees of outside counsel and other professional advisors. Tigress will not incur any single out-of-pocket expense in excess of $500 without the prior consent of Cirque Energy. All payments to be made by you pursuant to this paragraph shall be made within ten (10) days of receipt by the Company of such invoice and any amount unpaid thirty (30) days from the date of such receipt shall accrue interest at a rate of one percent (1%) per month thereafter until satisfied in full.

All amounts payable under this Agreement shall be paid in immediately available funds in U.S. Dollars, without setoff and without deduction for any withholding, value-added or other similar taxes, charges, fees or assessments.

No fee payable to any other person (by you or any other company) in connection with the subject matter of this Agreement shall reduce or otherwise affect any fee payable hereunder.

e.	Miscellaneous. If the Company enters into a strategic transaction involving a significant portion of the equity of the Cirque Energy instead of, or in addition to, completing the Transaction, the Company agrees to pay Tigress a cash fee for its services equal to the greater of: (i) the fee Tigress would have earned for the Transaction (subject to the limitations contained in this Agreement) and (ii) a fee for acting as financial advisor to the Company in connection with such strategic transaction (such fee to be consistent with market practice for such services when provided by nationally recognized investment banking firms).

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

If within (12) twelve months after the conclusion of this Agreement, the Securities or securities convertible into or exchangeable for the Securities are sold by the Company through a placement or otherwise to investors previously identified and/or contacted by Tigress in its capacity as placement agent hereunder, then the Company shall pay Tigress, at the time of each such sale, an amount equal to the full fee set forth above from each such sale. Upon termination of this Agreement and at the request of the Company, Tigress will provide the Company with a list of Investors.

V.	Indemnification.

The Company agrees to provide indemnification in accordance with the attached Schedule II, which is incorporated herein by this reference, and such indemnification shall survive any termination or expiration of this Agreement.

VI.	Term and Termination.

The initial term of this Agreement shall be for a period of one (1) year from the date hereof (the “Term”). At the end of the term, COMPANY will have the option to extend the term an additional six months. This Agreement may be terminated by you or us at any time without liability or continuing obligation, except that, following such termination and any expiration of this Agreement, as the case may be, we shall remain entitled to any fees accrued, and to reimbursement of expenses incurred, pursuant to Section IV but not yet paid prior to such termination or expiration. In addition, in the case of termination by the Company and any expiration of this Agreement, we shall remain entitled to full payment of all fees contemplated by Section IV hereof in respect of any Transaction announced or resulting during the period beginning on the termination date and ending on the two (2) year anniversary thereof with other Investors during the Term.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

VII.	Right of First Refusal.

For a period of two (2) years after the closing of a Transaction arranged in accordance with this Agreement, the Company grants Tigress the right to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the “Right of First Refusal”). For these purposes, investment banking services shall include, without limitation, (i) acting as lead or “co”, book-running manager for any underwritten public offering; (ii) acting as exclusive placement agent or financial advisor in connection with any private offering of Securities; and (iii) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. Tigress shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by Tigress to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Tigress and its affiliates and shall be subject to general market conditions. If Tigress declines to exercise the Right of First Refusal (which it may do in its sole and absolute discretion), the Company shall have the right to retain any other person or persons to provide such services on terms and conditions that are not materially more favorable to such other person or persons than the terms declined by Tigress.

VIII.	Miscellaneous.

(a)         Scope of Use. Any financial advice, written or oral, that we render pursuant to this Agreement is intended solely for the benefit and use of management of the Company in considering the matters to which this Agreement relates, and the Company agrees that such advice may not be disclosed publicly or made available to third parties without our prior written consent, which consent shall not be unreasonably withheld.

(b)         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, Tigress and any other person entitled to indemnity pursuant to Schedule II; it being agreed that this Agreement may not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

(c)         Independent Contractor Status. Tigress has been retained under this Agreement as an independent contractor, and it is understood and agreed that this Agreement does not create a fiduciary relationship between Tigress and the Company or its Board of Directors.

(d)         Governing Law. This Agreement and any claim arising directly or indirectly out of this Agreement (including any claim concerning advice provided pursuant to this Agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the state or federal courts located in New York, and each of the parties hereby submits to the jurisdiction of such courts. The Company hereby waives, on behalf of itself and its successors and assigns, any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding. Each of Tigress and the Company waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement, or the performance by Tigress of the services contemplated by, this agreement.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

(e)         Counterparts & Headings. This Agreement may be signed in counterparts with the same effect as if the signatures hereto were on the same instrument. The headings of the sections of this Agreement have been inserted for convenience only and shall not be deemed a part of this Agreement.

(f)         Entire Agreement. This Agreement represents the entire agreement between the parties regarding the Transaction and supersedes any prior agreement, written or oral between the parties, with respect thereto.

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Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this Agreement in the space provided, and return it to us, whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours,

Tigress Financial partners, LLC:

By:	/s/ Cynthia DeBartolo
Name:	Cynthia DeBartolo
Title:	CEO

AGREED TO AND ACCEPTED
as of the date first above written:

Cirque Energy, Inc.:

By:	/s/ Joseph L. DuRant
Name:	Joseph L. DuRant
Title:	Chief Executive Officer

[Counterpart Signature Page]

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

Schedule I-1

SCHEDULE I

(a)                     Tigress will conduct all solicitation efforts in a manner consistent with the Company’s intent that the Transaction be an exempt transaction pursuant to the Securities Act of 1933, as amended (the “Act”) and only offered to “accredited investors” as defined in Rule 501(a) under the Act. The Company shall in any event have sole and final authority to approve the timing, price, investors and other terms of the Transaction and may at any time elect not to proceed with the Transaction.

(b)                     The Company’s Offering Materials are its own work product, Tigress may rely, without independent verification, upon the accuracy and completeness of all information the Company furnishes to Tigress for use in connection with the Transaction (collectively, the “Information”). Tigress does not assume any responsibility therefor.

(c)                     The Company shall advise Tigress of those states in which the securities of the Company (the “Securities”) have been qualified or exempted under the appropriate securities laws. Tigress shall not solicit any offerees who do not reside in jurisdictions in which the Securities or the Transaction have been qualified or exempted under the appropriate securities laws. The Company will take such action (if any) as Tigress reasonably may request to qualify the Securities for offer and sale under the securities laws of such states as Tigress may specify; provided, further, however, in connection therewith, that the Company will not be required to qualify as a foreign corporation or file a general consent to service or process. The Company and its counsel agree that the Company shall be responsible for making any filings or taking other actions required under applicable federal or state securities laws and be responsible for any costs and expenses associated with such filings or other actions, including, without limitation, those associated with any sales pursuant to Regulation D under the Act and “blue sky” laws.

(d)                     The Company shall represent that (i) the Information and the Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) all historical financial data provided to Tigress will be prepared in accordance with generally accepted accounting principles and practices then in effect in the United States, and will fairly present in all material respects the financial condition and operations of the Company and (iii) any forecasted financial, market, or industrial information provided to Tigress will be prepared in good faith with a reasonable basis for the assumptions and the conclusions reached therein. The Company will notify Tigress promptly if any of the foregoing representations ceases to be accurate during the period this Agreement is in effect.

(e)                     The Company will enter into separate purchase and other related agreements with each investor (the agreements evidencing the terms of the Transaction are hereinafter referred to as the “Transaction Agreements”). The conditions to the Closing shall be set forth in such Transaction Agreements and will be mutually agreed upon between the Company and the Investors. The terms of the Transaction shall be subject to mutual agreement of the Company and each Investor in the Transaction. The dollar amount of securities the Company shall ultimately agree to sell pursuant to each of the various Transaction Agreements, and the price at which the Securities will be sold, is within its discretion. The selling price of the Securities to be issued and sold by the Company in the Transaction will be specified in writing by Tigress on behalf of the Company (by facsimile, letter or otherwise) to investors, prior to the execution of the Transaction Agreements, and subject to the Company’s approval. The Company shall perform its obligations in compliance with the terms and conditions set forth in the Transaction Agreements entered into with the investors.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

Schedule I-2

(f)                     The Company represents and warrants it has not had and will not have discussions with any person on the basis of which such person would be able to assert a claim for a finder’s fee or similar fee in connection with the sale by the Company of the Securities covered by this Agreement to prospects in the United States of America or overseas. The Company represents and warrants that no portion of the finder’s fee or similar fees shall result in a reduction in any portion of the fees or other amounts payable to Tigress pursuant to this Agreement.

(g)                     The Company represents and agrees that no offers or sales of Securities of the same or a similar class as the Securities have been made or will be made by the Company or on its behalf that would be integrated with the offer and sale of the Securities under the doctrine of integration referred to in Regulation D under the Securities Act of 1933, as amended.

(h)                     Tigress will not have any rights or any obligations in connection with the Transaction contemplated by this Agreement other than those expressly provided herein. Any financing arranged by Tigress will be as your agent and not on an underwritten basis. Tigress reserves the right not to participate in any offer of Securities or any other issuance of debt and the foregoing is not an agreement by Tigress to underwrite, place or purchase the Securities or otherwise participate (as underwriter, placement agent or otherwise) in any Transaction. This Agreement is not intended to be and should not be considered as a commitment with respect to the underwriting, sale or placement of the Securities and creates no obligation or liability on the part of Tigress in connection therewith.

(i)                     The Company understands and agrees that, without Tigress’s prior written consent, Tigress may not be quoted or referred to in any document, release or communication prepared, issued or transmitted by the Company, including any entity controlled by, or under common control with, the Company and any director, officer, employee or agent thereof.

(j)                     The Company acknowledges that Tigress is a full service securities firm and in the ordinary course of its business, for the accounts of its customers, holds long or short positions in securities (including options), which may include securities relating to the Company or other entities which may be involved in the engagement contemplated hereby. Nothing in this Agreement shall be deemed to prohibit Tigress from providing any services permitted by applicable law to any third party or from engaging in any lawfully permitted activity on its own behalf.

(k)                     Tigress and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company or the Transaction. Tigress and its affiliates will not use Confidential Information obtained from the Company pursuant to this Agreement or their other relationships with the Company in connection with the performance by Tigress and its affiliates of services for other companies. The Company also acknowledges that Tigress and its affiliates have no obligation to use, in connection with this Agreement, or to furnish to the Company, Confidential Information from other companies.

(l)                     The Company agrees that following the Closing, Tigress shall have the right to place usual and customary advertisements in financial and other newspapers and journals at its own expense describing its services to the Company.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

Schedule II-1

SCHEDULE II

In connection with the engagement of Tigress by the Company to advise and assist the Company with the matters set forth in this Agreement, it is understood and agreed by the Company and Tigress that in the event that Tigress Financial Partners LLC (in its capacity as advisor to the Company, and not in any other capacity) or any of Tigress’s members, employees, agents, affiliates or controlling persons, (each of the foregoing, including Tigress Partners LLC, being an “Indemnified Person”) become involved in any action, claim, proceeding or investigation brought or threatened by or against any person (including the Company’s stockholders) related to, arising out of, or in connection with the Agreement, the Company will promptly reimburse each such Indemnified Person for reasonable legal fees and other reasonable expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith. It is provided, however, that such Indemnified Person shall have executed an undertaking to refund to the Company any amounts so advanced if a court of competent jurisdiction shall determine that such Indemnified Person was not entitled to be indemnified as set forth below. The Company will indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities or expense to which any Indemnified Person may become subject under any applicable federal or state law, that is related to, arising out of, or in connection with this engagement, whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expense is initiated or brought by the Company or on its behalf, whether or not the claim is in connection with any action, proceeding or investigation in which the Company or such Indemnified Persons are a party.

Excluded from the foregoing indemnity, however, shall be any loss, claim, damage or liability that is found in a final judgment by a court to have resulted from the Indemnified Party’s bad faith, gross negligence, or willful misconduct, in which case Tigress will indemnify and hold the Company harmless to the fullest extent permitted by applicable law. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or the Company’s security holders or creditors related to, arising out of or in connection with the Agreement except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final, in that it is no longer subject to appeal or review to have resulted from such Indemnified Person’s bad faith, gross negligence or willful misconduct. If multiple claims are brought against Tigress in an arbitration related to, arising out of or in connection with the Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim for which indemnification is not available. In no event shall any Indemnified Person be responsible for any special, indirect, consequential or punitive damages.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org

Schedule II-2

If for any reason the foregoing indemnification is held unenforceable (except by reason of bad faith, gross negligence or willful misconduct of Tigress), then the Company shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received by the Company and the Company’s stockholders on the one hand and the party entitled to contribution on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Company and Tigress or an Indemnified Person with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations. The Company agrees that for the purposes hereof, the relative benefits received, or sought to be received, by the Company and the Company’s stockholders and Tigress shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by the Company or the Company’s stockholders, as the case may be, pursuant to the Transaction (whether or not consummated) for which Tigress has been engaged to perform advisory services bears to (ii) the fees paid or proposed to be paid to Tigress in connection with such engagement; provided, however, that, to the extent permitted by applicable law, in no event shall Tigress or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to Us for such investment banking services. The Company’s reimbursement, indemnity and contribution obligations under this Schedule II shall be in addition to any liability which the Company may otherwise have, and shall not be limited by any rights Tigress or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Tigress, and any other Indemnified Persons.

The Company agrees that, without Tigress’s prior written consent (which shall not be unreasonably withheld), the Company will not settle, compromise or consent to the entry of any judgment or otherwise seek to terminate any pending or threatened claim, action, or proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not Tigress or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise, termination or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding or investigation (other than the portion of such liability that is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted from such Indemnified Person’s bad faith, gross negligence or willful misconduct). No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby. This Agreement and any claim related directly or indirectly to this Agreement (including any claim concerning advice provided pursuant to this Agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof). No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York, and each party to this agreement hereby submits to the jurisdiction of such courts. The parties hereby waive on behalf of themselves and their successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding. Tigress and the Company waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of or in connection with the Agreement. This Schedule II shall remain in effect indefinitely, notwithstanding any termination or expiration of the Agreement.

Tigress Financial Partners LLC | 114 West 47th Street, Suite 1725, New York, New York 10036 | (M) 212-430-8700 | (F) 646-862-2908

For further information about FINRA and/or SIPC visit www.finra.org and www.sipc.org